Exhibit 4.10



                                   [o] 2004
                                   --------

                               NORTHERN ROCK PLC
                               as Administrator

                       GRANITE FINANCE TRUSTEES LIMITED
                             as Mortgages Trustee

                               NORTHERN ROCK PLC
                                   as Seller

                        GRANITE FINANCE FUNDING LIMITED
                                as Beneficiary

                                    - and -

                             THE BANK OF NEW YORK
                              as Security Trustee

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                           ADMINISTRATION AGREEMENT
                         FOURTH DEED OF AMENDMENT AND
                                  RESTATEMENT

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                          SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

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THIS DEED is made on [o] 2004

BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Administrator;

(2) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited company incorporated under the laws of Jersey, Channel Islands whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands in its capacity as Mortgages Trustee;

(3) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Seller and in its capacity as a Beneficiary;

(4) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey, Channel Islands but acting out of its offices established in England (registered overseas company number FC022999 and branch number BR005916) at 4 Royal Mint Court, London, EC3N 4HJ in its capacity as a Beneficiary; and

(5) THE BANK OF NEW YORK a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL in its capacity as Security Trustee.

WHEREAS:

(A) The Administrator carries on the business of, inter alia, administering mortgage loans secured on residential properties within the United Kingdom.

(B) The Seller has assigned to the Mortgages Trustee certain mortgage loans, together with the benefit of related security for the same on the terms and subject to the conditions set out in the Mortgages Sale Agreement among the parties hereto.

(C) The Administrator has agreed to administer the Mortgage Loans on behalf of the Mortgages Trustee (for and on behalf of the Seller and Funding) and to provide certain other administration and management services to the Mortgages Trustee, the Seller and Funding on the terms and subject to the conditions contained in the Administration Agreement dated 26 March 2001 (as amended, varied, novated or supplemented from time to time, the "Administration Agreement").

(D) The parties have agreed to amend and restate the Administration Agreement (the "First Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 28 September 2001 (the "First Deed of Amendment and Restatement").

(E) The parties have agreed to amend and restate the First Amended and Restated Administration Agreement (the "Second Amended and Restated Administration

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     Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 27 January 2003 (the "Second Deed of Amendment and Restatement").

(F) The parties have agreed to amend and restate the Second Amended and Restated Administration Agreement (the "Third Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 24 September 2003 (the "Third Deed of Amendment and Restatement").

(G) The parties now wish to amend and restate the Third Amended and Restated Administration Agreement pursuant to the provisions set out herein.

(H) With effect from the date hereof, the provisions of the Administration Agreement, the First Amended and Restated Administration Agreement, the Second Amended and Restated Administration Agreement, the Third Amended and Restated Administration Agreement and this Deed shall be read and construed follows as follows.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 The provisions of the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Seventh Deed of Amendment made on [o] 2004 between, among others, the parties hereto (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Deed.

1.2 The Administration Agreement as amended and restated pursuant to the First Deed of Amendment and Restatement, the Second Deed of Amendment and Restatement, the Third Deed of Amendment and Restatement and pursuant hereto shall be referred to herein as the "Amended and Restated Administration Agreement".

1.3 As used in the Amended and Restated Administration Agreement the terms "Administration Agreement", "this Administration Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereof", "hereto" and other words of similar import shall mean or refer to the Amended and Restated Administration Agreement, unless the context otherwise specifically requires.

2.   AMENDMENTS TO THE THIRD AMENDED ADMINISTRATION AGREEMENT

     Upon execution of this Deed by the parties hereto, the Second Amended and Restated Administration Agreement shall be and hereby is amended and restated in the form of Appendix I hereto.

3.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     No person shall have any right to enforce any provision of this Deed or any provision of the Amended and Restated Administration Agreement under the Contract (Rights



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     of Third Parties) Act 1999 but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

4.   COUNTERPARTS

     This Deed may be executed in any number of counterparts, and has the same effect as if the signatures and/or seals on the counterparts were on a single copy of this Deed.

5.   GOVERNING LAW

5.1 This Deed is governed by, and shall be construed in accordance with, English law.

5.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.



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                                EXECUTION PAGE

IN WITNESS WHEREOF this Deed has been executed as a deed and delivered by the parties hereto on the day and year first above written.

as Administrator, Seller and Beneficiary
EXECUTED AS A DEED by                                         )
                                                              )
                                                              )
as attorney for                                               )
NORTHERN ROCK PLC                                             )
in the presence of:                                           )

Signature of Witness:

Name of Witness:

Occupation:

Address:




EXECUTED AS A DEED by                                         )
GRANITE FINANCE TRUSTEES LIMITED                              )
by:                                                           )



Director

Name:

Title:



Director/Company Secretary

Name:

Title:



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

EXECUTED AS A DEED by                                         )
GRANITE FINANCE FUNDING LIMITED                               )
by:                                                           )



Director

Name:

Title:



Director/Company Secretary

Name:

Title:





EXECUTED AS A DEED by                                         )
THE BANK OF NEW YORK                                          )
acting by:                                                    )



Authorised Signatory

Name:

Title:



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                                  Appendix I

                 Amended and Restated Administration Agreement



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